                                                                    Exhibit 10.2

                             EMPLOYMENT AGREEMENT
                                                                 August 22, 1995

TO:  BRIAN STRONG
     1660 North Prospect
     Milwaukee, Wisconsin 53202


     In consideration of your agreement to serve as a Chief Operating Officer, the undersigned, NORTHSTAR HEALTH SERVICES, INC., a Delaware corporation (the "Company"), hereby agrees effective as of September 5, 1995 (the "Effective Date"), to extend to you an Employment Agreement on the following terms and conditions.

     1.    POSITION AND RESPONSIBILITIES.
           -----------------------------

          1.1 You shall serve as a Chief Operating Officer of the Company and in such position you will exercise such executive authority, duties, powers and responsibilities as customarily attend such position in the Company.

          1.2 You will, to the best of your knowledge, skill and ability, devote your time and best efforts to the performance of your duties hereunder and the business and affairs of the Company. You agree to perform such executive duties as may be assigned to you from time to time by the Company's Board of Directors or any committee of the Board of Directors.

          1.3 You will duly, punctually, competently and faithfully perform and discharge your duties in accordance with all applicable laws and all policies, rules and regulations which the Company may now or shall hereafter establish governing the conduct of its business.

     2.   Term of Employment.

          2.1  The initial term of this Agreement shall be for a period of six
(6) months commencing on September 5, 1995. The Company shall have the option (the "Option") to extend the term of this Agreement for an additional twenty four (24) months (the "Option Term") upon delivery to you, prior to the expiration of this initial six month term, of a notice of the Company's election to exercise the Option. Thereafter, this Agreement shall be automatically renewed on the anniversary date of the commencement of the initial two year term of this Agreement for successive periods of one (1) year, unless you or the Company shall give the other party, prior to such anniversary date, not less than sixty (60) days prior written notice of non-renewal. In the event that, during the term, the Company terminates your employment hereunder other than for "Cause" as defined herein, the Company shall pay you severance in an amount set forth on Exhibit A hereto.
                          ---------

          2.2 The Company may at any time terminate your employment hereunder for "Cause." In such event, the Company shall give you prompt written notice specifying in reasonable detail the basis for such termination. For purposes of this Agreement, "Cause" shall mean any of the following by you: (i) Material breach of any material provision of this Agreement, which breach you shall have failed to cure within ten (10) days after your receipt from the Company specifying the specific nature of your breach; (ii) Willful misconduct by you that is materially inimical to the best interests, monetary or otherwise, of the Company; and (iii) Conviction of a felony or any crime involving moral turpitude or fraud. In the event of your termination for "Cause," the Company shall pay you any accrued salary and benefits due you as of such date, less applicable taxes and other required withholdings and any amounts you may owe to the Company.

     3. COMPENSATION. You shall receive the compensation and benefits set forth
        ------------
on Exhibit A hereto ("Compensation") for all services to be rendered by you
   ---------
hereunder.

     4. OTHER ACTIVITIES DURING EMPLOYMENT. You acknowledge and agree that you
       ----------------------------------
may serve on boards of directors and hold other leadership positions in non-profit organizations unless the objectives and requirements of such position are determined by the Board of Directors to be inconsistent with the performance of your duties. You also acknowledge and agree that the approval of the Board of Directors shall be required before you accept or serve as a director, officer or employee of any other for profit corporation during the term of this Agreement.

     5. ILLNESS, INCAPACITY AND DEATH.
        -------------------------------

           (a) If, during the term of this Agreement, you shall be prevented from performing your duties by reason of illness or physical or mental disability (hereinafter referred to collectively as "incapacity") for a continuous period greater than 120 days in any 12-month period, the Company may terminate your employment hereunder by giving written notice thereof to you, effective on the date set forth in the notice (which date shall be not less than 15 business days after the notice is given), and the Company shall pay you any accrued salary and benefits due to you as of such date, less applicable taxes and other required withholdings and any amounts you owe the Company.

           (b) For purposes of this Agreement, a continuous period of incapacity shall not be deemed interrupted until you return to substantially full time work for a period of at least thirty (30) consecutive business days.

           (c) In the event of your death during the term of this Agreement, employment hereunder shall terminate on the date of your death, and the Company shall pay your estate any accrued salary and benefits due to you as of such date, less applicable taxes and other required withholdings and any amounts you owe the Company.

    6. FORMER EMPLOYERS.  You represent and warrant that your employment by the
       -----------------
Company will not conflict with and will not be constrained by any prior or current employment, consulting agreement or relationship whether oral or written. You represent and warrant that you do not possess confidential information arising out of any such employment, consulting agreement or relationship which, in your best judgment, would be utilized in connection with your employment by the Company.

    7. CONFIDENTIALITY.  You agree to keep confidential, except as the Company
       ----------------
may otherwise consent in writing, and, except for the Company's benefit, not to disclose or make any use of at any time either during or subsequent to your employment, any trade secrets, confidential information, knowledge, data or other information of the Company relating to services, treatment procedures, processes, know-how, designs, marketing data, test data, customer lists, referral services, business plans, marketing plans and strategies, pricing strategies, or other subject matter pertaining to any business of the Company or any of its affiliates, which you may produce, obtain, or otherwise acquire during the term of this Agreement, except as herein provided. You further agree not to deliver, reproduce or in any way allow any such trade secrets, confidential information, knowledge, data or other information, or any documentation relating thereto, to be delivered to or used by any third parties without specific direction or consent of a duly authorized representative of the Company. In the event your employment with the Company terminates for any reason whatsoever, you agree to promptly surrender and deliver to the Company all records, materials, equipment, drawings, documents and data which you may obtain or produce during the term of this Agreement, and you will not take with you any summaries, outlines or descriptions of any confidential information, knowledge or data of the Company which you may produce or obtain during the term of this Agreement.

     8. NON-COMPETITION.
        ----------------

          8.1 During the term of your employment hereunder, and for a period equal to the greater of:

               (x) two (2) years after the termination of your employment with the Company, including without limitation termination by the Company for Cause or without Cause, hereunder, or

               (y) any period under which you receive compensation from the Company under Exhibit A hereto, absent the Company's prior written approval,
              ---------
you will not engage, directly or indirectly, whether as principal or as agent, officer, director, employee, consultant, shareholder, or otherwise, alone or in association with any other person, corporation or other entity, in any Competing Business. For purposes of this Agreement, the term "Competing Business" shall mean: any person, corporation or other entity which solicits, trades with, advises calls upon or otherwise does, or attempts to do, directly or indirectly, business with any patients, referral sources, customers or accounts of the Company, its successors, assigns or affiliates, that have done business with the Company at any time or from time to time during the period of your employment hereunder.

          8.2 You agree that during your employment with the Company you shall not, directly or indirectly, solicit the trade of, or trade with, any patients, referral source, customer, prospective customer, supplier, or prospective supplier of the Company for any business purpose other than for the benefit of the Company. You further agree that for two (2) years following termination of your employment with the Company, including without limitation termination by the Company for Cause or without Cause, you shall not, directly or indirectly, solicit the trade of, or trade with, any patients, referral source, customers or suppliers, or prospective customers or suppliers, of the Company.

          8.3  You agree that, except as expressly provided in Exhibit A hereto,
                                                               ---------
during your employment with the Company and for two (;) years following termination of your employment with the Company, including without limitation termination by the Company for Cause or without Cause, you shall not, directly or indirectly, solicit or induce, or attempt to solicit or induce, any employee of the Company to leave the Company for any reason whatsoever, or hire any employee of the Company.

          8.4 You represent that your experience and capabilities are such that the provisions of this Agreement will not prevent you from earning a livelihood and you acknowledge that it would cause the Company serious and irreparable injury and cost if you were to use your ability and knowledge in competition with the Company or to otherwise breach the obligations contained in this Agreement

     9.  REMEDIES.  In the event of a breach by you of the terms of this
         ---------
Agreement, the Company shall be entitled, if it shall so elect, to institute legal proceedings to obtain damages for any such breach, or to enforce the specific performance of this Agreement by you and to enjoin you from any further violation of this Agreement and to exercise such remedies cumulatively or in conjunction with all other rights and remedies provided by law. You acknowledge, however, that the remedies at law for any breach by you of the provisions of this Agreement may be inadequate and that the Company shall be entitled to injunctive relief against you in the event of any breach.

     10.  ASSIGNMENT. This Agreement shall be binding upon and inure to the
          -----------
benefit of the successors and assigns of the Company, and the Company shall be obligated to require any successor to expressly acknowledge and assume its obligations hereunder. This Agreement shall inure to the extent provided hereunder to the benefit of and be enforceable by you or your legal representatives, executors, administrators, successors and heirs. You may not assign any of your rights or delegate any of your duties, responsibilities, obligations or positions hereunder to any person and any such purported delegation by you shall be void and of no force and effect.

     11.  SEVERABILITY. The Company and you acknowledge and agree that in
          -------------
the event any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     12.  NOTICES.  Any notice given by the Company hereunder shall be by
          --------
personal delivery or registered or certified mail, return receipt requested, addressed to you at your address of record with the Company. Any notice which you are required or may desire to deliver to the Company may be given by you by personal delivery or by registered or certified mail, return receipt requested, addressed to the Company at its principal office. The date of personal delivery or five (5) business days after the date of mailing any notice shall be deemed to be the date of delivery thereof.

     13.  WAIVERS. If either party should waive any breach of any provision
          --------
of this Agreement, such waiver shall not operate or be construed as a waiver of any subsequent breach of any provision of this Agreement.

     14.  COMPLETE AGREEMENT; AMENDMENTS. This Agreement, including Exhibit A
          -------------------------------                           ---------
hereto, is the entire agreement of the parties with respect to the subject matter hereof, superseding all previous oral or written communications, representations, understandings or agreements with the Company or any officer or representative thereof. Any amendment to this Agreement or waiver by the Company of any right hereunder shall be effective only if evidenced by a written instrument executed by the parties hereto, upon authorization of the Company's Board of Directors.

     15.  HEADINGS. The headings of the Sections hereof are inserted for
          ---------
convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning of this Agreement.

     16.  COUNTERPARTS.  This Agreement may be signed in counterparts, each of
          -------------
which shall be deemed an original and both of which shall together constitute one agreement.

     17.  GOVERNING LAW. This Agreement shall be governed by and construed in
          --------------
accordance with the laws of the Commonwealth of Pennsylvania.

     18.  ARBITRATION. Except as otherwise provided herein, in the event of
          ------------
any controversy, dispute or claim arising out of, or relating to, this Agreement, or the breach thereof, or arising out of any other matter relating to the your employment with the Company or the termination of such employment, the parties may seek recourse only for temporary or preliminary injunctive relief to the courts having jurisdiction thereof and if any relief other than injunctive relief is sought, the Company and you agree that such underlying controversy, dispute or claim shall be settled by arbitration conducted in Pittsburgh, Pennsylvania in accordance with this Section 18 of the Agreement and the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). The matter shall be heard and decided, and awards rendered by a panel of three (3) arbitrators (the "Arbitration Panel"). The Company and you shall each select one arbitrator from the AAA National Panel of Commercial Arbitrators (the "Commercial Panel") and AAA shall select a third arbitrator from the Commercial Panel. The award rendered by the Arbitration Panel shall be final and binding as between the parties hereto and their respective heirs, executors, administrators, successors and assigns, and judgment on the award may be entered by any court having jurisdiction thereof.

     19.  RELEASE.  You hereby acknowledge and agree that prior to the
          --------
occurrence of your's or your dependents right to receive from the Company or any of its representatives or agents any compensation or benefit to be paid or provided to you or your dependents pursuant to Sections 2.2, 3, or 5 of this Agreement, you may be required by the Company, in its sole discretion, to execute a release in a form reasonably acceptable to the Company, which releases any and all claims you have or may have against the Company or its affiliates agents, officers, directors, successors or assigns with respect to matters relating to your employment and termination of employment.

     If you are in agreement with the foregoing, please sign your name below, whereupon this Agreement shall become binding in accordance with its terms. Please then return this Agreement to the Company. (You may retain for your records the accompanying counterpart of this Agreement enclosed herewith.)


                                      Very truly yours,
                                      NORTHSTAR HEALTH SERVICES, INC.

                                      By: /s/ M. J. Kulmoski
                                         -----------------------
                                            Authorized Officer

ACCEPTED AND AGREED WITH THE
INTENT TO BE LEGALLY BOUND
THIS      DAY OF AUGUST 1995:
     ----


/s/ Brian Strong
-----------------------
BRIAN STRONG

                                                                       Exhibit A

                                                                       Exhibit A

                  EMPLOYMENT TERM, COMPENSATION AND BENEFITS
                                OF BRIAN STRONG

1.   COMPENSATION.
     -------------


     a. BASE SALARY. Employee's base salary will be $130,000, which shall be payable in equal installments in accordance with the Company's general salary payment policy but in any event no less frequently than monthly.


     b. BONUS. Commencing with the first quarter of 1996, in the event that in the immediately preceding quarter the Company's same store earnings exceed the Company's same store earnings for the same quarter in the immediately preceding year, Employee shall be entitled to receive each quarter a bonus equal to ten percent (10%) of the Employee's then current quarterly base salary. The bonus shall be payable in accordance with the Company's general salary payment schedule within seventy-five (75) days following the quarter end in which the Company's same store earnings exceeded the prior year's same store earnings. Employee shall be entitled to receive such additional bonuses, if any, as determined by the Compensation Committee of the Board of Directors.


     c. EXTENSION BONUS. In the event the Company elects to exercise the Option and Employee elects to continue his employment with the Company following the Company's exercise of the Option, the Company shall pay the Employee a bonus of Thirty Thousand Dollars ($30,000) (less applicable taxes and other required withholdings) within thirty (30) days of the Employee's agreement to continue his employment with the Company following the Company's exercise of such Option; provided, however, that Employee shall be obligated to repay such bonus in the event that he voluntarily terminates his employment with the Company as follows:


          VOLUNTARY                                        AMOUNT OF EXTENSION
          TERMINATION DATE                                 BONUS TO BE REPAID
          ----------------                                 ------------------

          Within first six months of the Option Term       100%

          After six months but before twelve months of      75%
            the Option Term

          After twelve months but before eighteen months    50%
            of the Option Term

          After eighteen months but before twenty-four      25%
            months of the Option Term

          After twenty-four months of the Option Term        0%


     d. STOCK OPTIONS. Employee shall be eligible to participate in the Company's 1992 Stock Option Plan or any other stock bonus or stock option plan authorized by the Company for its employees, officers and consultants. On the Effective Date, Employee shall be granted, under the 1992 Stock Option Plan, stock options for 100,000 shares of the Company's Common Stock in connection with the Employee's execution of this Agreement. Such options shall have an exercise price equal to the fair market value (as defined in the 1992 Stock Option Plan) as of the Effective Date. Options covering twenty-five thousand (25,000) shares shall vest and become exercisable upon Employee's commencement of employment with the Company; Options covering thirty-seven thousand five hundred (37,500) shares shall vest and become exercisable eighteen months after the Employee's commencement of employment; and options covering thirty-seven thousand five hundred (37,500) shares shall vest and become exercisable thirty months after Employee's commencement of employment. Such options shall be exercisable for ten years from the date of grant; provided, however, Employee shall forfeit all non-vested options upon termination of employment with the Company for any reason and as otherwise provided in the 1992 Stock Option Plan.

     e. In connection with the granting of the aforementioned options, Employee hereby acknowledges prior receipt of the Company's Form 10-KSB for the fiscal year ending December 31, 1994, Proxy Statement dated May 8, 1995, Form 10-QSB for the quarter ended June 30, 1995, 1992 Stock Option Plan and related stock option plan disclosure documents. Employee also acknowledges that he has had ample opportunity to review each of the aforementioned documents prior to the execution of this Agreement.

2.   VACATION.  Employee shall be entitled to a total of thirty-two (32)
     ---------
     paid vacation days and holidays per annum, including certain holidays determined by the Company. Employee shall not be permitted to accrue unused vacation days to subsequent periods nor collect payment for any unused vacation at the end of each fiscal year.

3.   INSURANCE AND BENEFITS. Employee shall be eligible to participate in
     ----------------------
     all employee and executive benefit plans and programs currently available to other Company employees of a comparable status and title as well as any such plans and programs adopted and generally available to the Company's other executive officers during the term of this Agreement. The Company shall provide health insurance (without any Employee copayment) for Employee and his family.

4.   RETIREMENT PLAN. Employee will be eligible to participate in the
     ---------------
     Company's 401(k) Plan in accordance with its terms. The Company will provide a matching contribution in accordance with its matching contribution plan for all employees, with such matching contribution not to exceed fifteen percent (15%) of Employee's income as permitted by the Internal Revenue Service.

5.   AUTOMOBILE. Employee shall be entitled to receive a $400 per month
     -----------
     automobile allowance during the term of this Agreement.

6.   SEVERANCE. In the event Employee's employment is terminated other than for
     ---------
     "Cause" during the initial six months of this Agreement or the Company elects not to exercise the Option to extend the Agreement for the additional two (2) year period, the Company shall pay the Employee an amount equal to two (2) months base salary as severance pay (less applicable taxes and other required withholdings and amounts due the Company by the Employee), the timing of such severance payments shall be in accordance with the Company's regular payroll schedule.

     In the event the Company elects to exercise the Option to extend the Agreement for two (2) additional years or the Agreement is automatically extended thereafter for successive one-year periods and Employee's employment is subsequently terminated other than for "Cause" pursuant to
     Section 2.3 of the Agreement, Employee shall be entitled to all payments and benefits under this Agreement when due (less applicable taxes and other required withholdings and amounts due the Company by the Employee).

7.   EXPENSE REIMBURSEMENT.  During the term of this Agreement, the Company
     ---------------------
     shall reimburse the Employee for all reasonable and necessary out-of-pocket expenses incurred by Employee in connection with the performance of Employee's duties hereunder, upon the presentation of proper verification therefor in accordance with Company policy.

8.   RELOCATION EXPENSES.  In connection with Employee's relocation to
     -------------------
     Pittsburgh, Pennsylvania, the Company shall reimburse Employee for the following: (i) reasonable out-of-pocket moving expenses incurred in connection with Employee's permanent relocation; (ii) reasonable out-of-pocket costs incurred in connection with up to two (2) house-hunting trips to Pittsburgh, Pennsylvania for Employee; and (iii) out-of-pocket costs incurred in connection with Employee's termination of his Milwaukee apartment lease. Expenses will be reimbursed upon presentation of proper verification therefor in accordance with Company policy.

9.   RECRUITED EMPLOYEES. Following the termination of the Employee's employment
     -------------------
     with the Company, Employee shall be permitted to solicit or induce, or attempt to solicit or induce Jennifer Wright, Dianne Dianello and Malcolm Dalrymple to leave their employment with the Company and to hire or cause such individuals to be hired by a third party.

[LOGO] NORTHSTAR HEALTH SERVICES, INC.

       Foster Plaza 9                                             (412) 920-1730
       750 Holiday Drive                                      Fax (412) 920-1738
       Pittsburgh, PA 15220


                                            September 5, 1995

Brian Strong
Northstar Health Services, Inc.
Foster Plaza 9
750 Holiday Drive
Pittsburgh, PA 15220

Dear Brian:

      I am pleased to inform you that pursuant to Section 2.1 of the Employment Agreement (the "Agreement" dated August 22, 1995, between Northstar Health Services, Inc. (the "Company" ) and you, the Company has elected to exercise its option to extend the term of the Agreement for an additional twenty-four (24) months from the date hereof. In accordance with the terms of the Agreement, the Company shall pay you a one time extension bonus of Thirty Thousand Dollars ($30,000) (less applicable taxes and other required withholdings) within thirty days of your agreement to continue your employment with the Company pursuant to the terms of the Agreement.

      Please indicate your agreement to continue your employment with the Company pursuant to the terms of the Agreement by executing both copies hereof in the space provided below, retain one copy for your files, and return the other copy to the undersigned.

                                      Very truly yours,
                                      Northstar Health Services, Inc.

                                      By: /s/ Mark A. DeSimone
                                         -----------------------------
                                          Mark A. DeSimone
                                          Chief Executive Officer and
                                          President

Acknowledged and Agreed to
this 5th day of September, 1995

/s/ Brian Strong
-----------------------------
Brian Strong